                                                                   EXHIBIT 99.3

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors:

  We have audited the accompanying balance sheet of Neil's Used Truck & Car Sales, Incorporated, as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neil's Used Truck & Car Sales, Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

July 2, 1998, except for note 8,
which is as of July 14, 1998

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        Assets
Current assets:
 Cash and cash equivalents............................  $   32,236  $  356,404
 Trade accounts receivable, net of allowance for
  doubtful accounts of $13,000........................     774,618     933,281
 Accounts receivable from employees and related party.      13,140      14,899
 Drivers advances.....................................      21,420      29,417
 Inventory............................................     175,661     190,954
                                                        ----------  ----------
    Total current assets..............................   1,017,075   1,524,955
                                                        ----------  ----------
Property and equipment, net (note 2)..................   1,521,305   1,654,310
                                                        ----------  ----------
                                                        $2,538,380  $3,179,265
                                                        ==========  ==========
         Liabilities and Stockholders' Equity
Current liabilities:
 Note payable to stockholder..........................  $   20,417  $      --
 Current installments of long-term debt (note 4)......     152,826     133,482
 Current installments of obligations under capital
  leases (note 5).....................................     163,684     163,684
 Accounts payable.....................................     126,753      85,381
 Accrued payroll and related costs....................     293,386     419,456
 Other current liabilities (note 3)...................      62,665      60,394
                                                        ----------  ----------
    Total current liabilities.........................     819,731     862,397
Long-term debt, excluding current installments (note
 4)...................................................     578,461     660,824
Obligations under capital leases, excluding current
 installments (note 5)................................     256,482     176,341
                                                        ----------  ----------
    Total liabilities.................................   1,654,674   1,699,562
                                                        ----------  ----------
Stockholders' equity:
 Common stock, no par value. Authorized 50,000 shares;
  issued and outstanding 10,000 shares in 1997........       1,000       1,000
 Retained earnings....................................     882,706   1,478,703
                                                        ----------  ----------
    Total stockholders' equity........................     883,706   1,479,703
                                                        ----------  ----------
Commitments and contingencies (notes 5, 7 and 8)
                                                        $2,538,380  $3,179,265
                                                        ==========  ==========

                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                            STATEMENT OF OPERATIONS

                                                               SIX-MONTHS
                                              YEAR ENDED     ENDED JUNE 30 ,
                                             DECEMBER 31, ---------------------
                                                 1997        1997       1998
                                             ------------ ---------- ----------
                                                               (UNAUDITED)
Net revenue.................................  $9,552,971  $4,631,559 $5,891,071
Cost of revenue.............................   8,246,207   3,931,638  4,813,249
                                              ----------  ---------- ----------
  Gross profit..............................   1,306,764     699,921  1,077,822
Selling, general, and administrative
 expenses...................................     789,663     387,372    375,249
                                              ----------  ---------- ----------
Income from operations......................     517,101     312,549    702,573
Interest expense............................      70,590      41,449     46,576
                                              ----------  ---------- ----------
  Net income................................  $  446,511  $  271,100 $  655,997
                                              ==========  ========== ==========



                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      TOTAL
                                                                      STOCK-
                                                 COMMON  RETAINED    HOLDER'S
                                                 STOCK   EARNINGS     EQUITY
                                                 ------ ----------  ----------
Balances at December 31, 1996................... $1,000 $  531,475  $  532,475
Net income......................................    --     446,511     446,511
Owners' distributions...........................    --     (95,280)    (95,280)
                                                 ------ ----------  ----------
Balances at December 31, 1997...................  1,000    882,706     883,706
Net income--six-months ended June 30, 1998
 (unaudited)....................................    --     655,997     655,997
Distribution to stockholders--six-months ended
 June 30, 1998 (unaudited)......................    --     (60,000)    (60,000)
                                                 ------ ----------  ----------
Balance at June 30, 1998 (unaudited)............ $1,000 $1,478,703  $1,479,703
                                                 ====== ==========  ==========



                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                            STATEMENT OF CASH FLOWS

                                              YEAR ENDED   SIX-MONTHS ENDED
                                             DECEMBER 31,      JUNE 30,
                                             ------------ --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income.................................  $ 446,511   $ 271,100  $ 655,997
 Adjustments to reconcile net income to net
  cash provided by
  operating activities:
  Depreciation..............................    126,639      59,024     99,470
  Change in operating assets and
   liabilities:
   Trade accounts receivable................   (197,304)   (100,904)  (158,663)
   Accounts receivable from employees.......       (150)       (200)     1,287
   Accounts receivable from related parties.      9,155      19,078     (3,046)
   Drivers advances.........................      3,304      (5,150)    (7,997)
   Inventory................................     (7,320)    (19,286)   (15,292)
   Accounts payable.........................     55,237      24,483    (41,372)
   Accrued payroll and related costs........     94,938      31,387    126,070
   Other current liabilities................     (6,488)    (11,999)    (2,272)
                                              ---------   ---------  ---------
    Net cash provided by operating
     activities.............................    524,522     267,533    654,182
                                              ---------   ---------  ---------
Cash flows used in investing activity--
 purchases of property and equipment........   (761,445)   (157,794)  (232,475)
Cash flows from financing activities:
 Proceeds from issuance of long-term debt...    702,999     150,000    135,552
 Owners' distributions......................    (95,280)    (43,280)   (60,000)
 Principal payments on long-term debt.......   (188,443)   (152,381)   (92,950)
 Principal payments on obligations under
  capital leases............................   (150,618)    (64,079)   (80,141)
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    268,658    (109,740)   (97,539)
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........     31,735          (1)   324,168
Cash and cash equivalents at beginning of
 period.....................................        501   $     501     32,236
                                              ---------   ---------  ---------
Cash and cash equivalents at end of period..  $  32,236   $     500  $ 356,404
                                              =========   =========  =========
Supplemental Disclosure of Cash Flow
 Information
Cash paid during the period for interest....  $  75,051   $  38,424    $48,621
                                              =========   =========  =========


                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Neil's Used Truck & Car Sales, Incorporated, dba Neil's Auto Transport, (the Company) was founded in 1993. The Company's primary business is transporting vehicles for auto auctions and auto dealers, throughout the continental United States. The Company has one facility located in Utah. It owns a fleet of approximately 24 trucks and trailers, and contracts with various third party owner/operators.

 (b) Income Taxes

  Income taxes are not reflected in the financial statements since the Company has elected to be treated as a small business corporation under Subchapter S of the Internal Revenue Code. Accordingly, the tax effects of the Company's operations accrue directly to the shareholders.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents of $32,236 at December 31, 1997, consist of cash on deposit in bank accounts. For purposes of the statement of cash flows, the Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

 (d) Property and Equipment

  Property and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. For financial statement purposes, the Company provides for depreciation of property and equipment over the following estimated useful lives.

   Transportation equipment......................................... 5--10 years
   Furniture and fixtures...........................................  5--7 years
   Equipment........................................................     7 years

 (e) Inventories

  Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

 (f) Income Taxes

  The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. Accordingly, tax liabilities of the Company are the direct responsibility of the stockholders, and no provision for income taxes is reflected in the accompanying statement of operations. Due to differences, primarily in the timing of the recognition of depreciation expense for book purposes versus tax purposes, the book bases in the reported net assets in the accompanying balance sheet exceeds the tax bases by approximately $538,000.

 (g) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally a ccepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

(2) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consists of the following:

   Transportation equipment......................................... $1,520,955
   Furniture and fixtures...........................................     47,847
   Equipment........................................................     86,609
   Land.............................................................    140,000
                                                                     ----------
       Total........................................................  1,795,411
   Less accumulated depreciation and amortization...................    274,106
                                                                     ----------
                                                                     $1,521,305
                                                                     ==========

(3) OTHER CURRENT LIABILITIES

  Other current liabilities at December 31, 1997 consist of:

   Deposit liability................................................ $   35,440
   Accrued sales tax................................................     12,725
   Other............................................................     14,500
                                                                     ----------
                                                                     $   62,665
                                                                     ==========

(4) LONG-TERM DEBT

  Long-term debt consists of the following at December 31, 1997:

   Note payable to a bank, payable in monthly installments of $3,758, including interest at 8.27%; maturing June 2001; secured by transport equipment..............................................  $ 137,221
   Note payable to a bank, payable in monthly installments of $7,420, including interest at 8.60%; maturing March 2002; secured by
    transport equipment..............................................    292,000
   Note payable to a bank, payable in monthly principal installments of $6,630, plus interest at 8.58%; maturing March 2002; secured
    by transport equipment...........................................    260,999
   Note payable to a bank, payable in monthly installments of $4,292, including interest at 8.75%; maturing October 1998; secured by
    transport equipment..............................................     41,067
                                                                       ---------
       Total long-term debt..........................................    731,287
   Less installments due within one year.............................    152,826
                                                                       ---------
       Long-term debt, excluding current installments................  $ 578,461
                                                                       =========

  Aggregate maturities of long-term debt for the next five years are as follows:

   1998............................................................... $ 173,243
   1999...............................................................   171,111
   2000...............................................................   186,169
   2001...............................................................   179,627
   2002...............................................................    41,554
                                                                       ---------
                                                                       $ 751,704
                                                                       =========

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

  As of December 31, 1997, the Company had a line-of-credit with a bank totaling $100,000. There were no borrowings outstanding at December 31, 1997, and the agreement expired April 30, 1998.

(5) LEASES

  The Company leases equipment under a capital lease which expires in May
2000. The following is a summary of transportation equipment held under capital leases at December 31, 1997:

   Transportation equipment........................................... $639,587
   Less accumulated amortization......................................   67,981
                                                                       --------
                                                                       $571,606
                                                                       ========

  The Company leases its operating facility from a related stockholder under a month to month lease. Rent expense was $207,158 in 1997.


  Future minimum lease payment under noncancelable operating leases and future minimum capital lease payments as of December 31, 1997 are as follows:

                                                              CAPITAL  OPERATING
                                                               LEASES    LEASES
                                                              -------- ---------
Year ending December 31:
  1998....................................................... $192,591  28,234
  1999.......................................................  192,591   5,160
  2000.......................................................   80,246   5,160
  2001.......................................................      --    5,160
  2002.......................................................      --    1,290
                                                              --------  ------
    Total....................................................  465,428  45,004
                                                                        ======
Less amount representing interest............................   45,262
                                                              --------
    Present value of net minimum capital lease payments......  420,166
Less current installments....................................  163,684
                                                              --------
                                                              $256,482
                                                              ========

(6) EMPLOYEE BENEFITS

  The Company has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least one year of service to the Company. Eligible participants may contribute up to four percent of their compensation. The Company provides non-discretionary matching contributions to the Plan which amounted to $7,800 in 1997.

(7) CONTINGENCIES

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the Company's financial position, results of operations, or cash flows.

(8) SUBSEQUENT EVENT

  On July 14, 1998, the stockholders consummated a transaction whereby all of the net assets of the Company were sold to United Road Services, Inc.